First Quarter 2026 Earnings Supplement Claros Mortgage Trust, Inc. (CMTG) May 6, 2026 The properties above are not representative of all transactions. The information provided herein is as of March 31, 2026, unless otherwise noted.

Financial GAAP net loss of $54.3 million, or $0.39 per share; distributable loss of $75.2 million, or $0.52 per share; and distributable loss prior to realized losses of $7.5 million, or $0.05 per share 1, 14 Provision for CECL reserves of $31.4 million, or $0.22 per share, for the quarter Book value of $10.33 per share REO assets generated distributable loss of $0.04 per share for the quarter, net of financing costs, primarily due to expected seasonality of REO hotel portfolio Loan and REO Portfolio 3, 4 Loan resolutions year-to-date of $634.2 million of UPB 2, 3 and partial loan repayments of $12.0 million of UPB Resolved five watchlist loans totaling $460.4 million of UPB 2, 3 Subsequent to quarter-end, entered into a binding agreement to sell a multifamily REO asset for a gross sales price of $48.0 million $3.2 billion loan portfolio 4, of which 96% are floating-rate and 96% are senior loans 4, 6 Watchlist loans of $1.4 billion 4 (13 loans) at March 31, 2026, representing a 15% decline from year-end 4 CECL reserves of $398.9 million on UPB, or $2.76 per share at quarter-end 20 Approximately 11.4% of UPB at quarter-end, comprised of (i) specific reserves of 26.8% of UPB of risk rated 5 loans and (ii) general reserves of 2.3% of UPB (7.7% of UPB of risk rated 4 loans and 0.9% of UPB on remaining loans) 20 Liquidity and Capitalization Closed a new $500 million secured term loan maturing in 2030; proceeds used to fully retire prior secured term loan At March 31, 2026: Total liquidity of $132 million, including $117 million of cash 7 Unencumbered assets of $538 million, consisting of $363 million of loan UPB and $175 million of REO carrying value 8 Net unfunded loan commitments decreased to $5 million 9 Net financings outstanding decreased by $489 million, including $142 million of deleveraging payments Net debt / equity ratio of 1.7x 10, 14 Total leverage ratio of 2.2x 11, 14 At May 5, 2026, total liquidity of $116 million, including $103 million of cash 7 First Quarter 2026 Highlights See Endnotes in the Appendix.

Loan Resolution Activity Loan Resolution and Repayment Activity 2 (unpaid principal balance) FY 2022 – 2026 YTD ($ in billions) $646 million 2 2026 YTD During the quarter, resolved five loans totaling $608.8 million of UPB 2 and received $4.0 million in partial loan repayments. Two full repayments: $240.8 million of UPB, includes one watchlist loan One loan sale: $220.0 million of UPB 2; watchlist loan, gross recovery of 90% One mortgage foreclosure: $76.6 million of UPB 2, watchlist loan collateralized by a multifamily property in the Dallas MSA One assignment to lender: $71.4 million of UPB 2, watchlist loan Subsequent to quarter-end, resolved one loan totaling $25.4 million of UPB 2 and received $8.0 million in partial loan repayments. One mortgage foreclosure: $25.4 million of UPB 2, watchlist loan collateralized by a multifamily property in the Dallas MSA 2022 2023 2024 2025 2026 YTD

Loan Portfolio Overview Key Portfolio Metrics 3, 12 March 31, 2026 December 31, 2025 Total Loan Commitments 13 $3.7Bn $4.3Bn Loan UPB $3.5Bn $4.1Bn Loan Carrying Value 4 $3.2Bn $3.7Bn Number of Loans 28 33 Adjusted LTV 14 77.2% 76.3% Average Commitment Size $132MM $130MM Weighted Average All-In Yield 15 5.6% 6.2% Floating Rate Loans 4 96% 97% Senior Loans 4, 6 96% 97% See Endnotes in the Appendix. A. At March 31, 2026 and December 31, 2025, approximates 1%. B. At March 31, 2026, approximates 2%. 16 Collateral Diversification 3, 4, 12 Geographical Diversification 3, 4, 12 3/31/26 12/31/25 A B 3/31/26 12/31/25

($ amounts in millions)   Region Exposure by Carrying Value and as a % of Total Carrying Value 3, 4, 12 Collateral Type Number of Loans Carrying Value 4 % of Total Carrying Value West Northeast Midwest Southeast Southwest Mid Atlantic Other Multifamily 11 $1,400 44% $739 / 23% - $294 / 9% - $239 / 8% $130 / 4% - Hospitality 4 $592 19% $224 / 7% $299 / 10% - $69 / 2% - - - Office 5 $534 17% $179 / 6% - $125 / 4% $230 / 7% - - - Mixed-use 15 3 $319 10% - $233 / 7% - $86 / 3% - - - Retail 2 $152 5% - $152 / 5% - - - $120 / 4% - Land 1 $120 4% - - - - - - - Other 2 $38 1% - - - - - - $38 / 1% Total 3, 4, 12 28 $3,155 100% $1,142 / 36% $684 / 22% $419 / 13% $385 / 12% $239 / 8% $250 / 8% $38 / 1% Loan Portfolio Overview (cont’d) See Endnotes in the Appendix. Totals may not foot due to rounding.

During the quarter: Two loans repaid totaling $240.8 million of UPB, including one watchlist loan.12 Resolved three watchlist loans totaling $368.0 million of UPB 2 through a loan sale, mortgage foreclosure, and assignment to lender. Funded $22.2 million on existing loan commitments and received $4.0 million of partial loan repayments.12 Loan Portfolio Activity ($551) Net Change in UPB Total Commitments $3,710 Total Commitments $4,329 Q1 2026 – Loan Portfolio Activity 2, 12 ($ amounts in millions) UPB 12 12/31/25 Fundings 12 Repayments 12 Loan Sale 12 Transfer to Lender 12 Transfer to REO A UPB 12 3/31/26 See Endnotes in the Appendix. Totals may not foot due to rounding. A. Principal charge-off of $39.1 million recognized as of December 31, 2025 in connection with a mortgage foreclosure of a multifamily property in January 2026.

CECL Reserves on Loans Receivable Risk rated 4 loans have general CECL reserves of 7.7% of UPB and are secured by office, multifamily, and hospitality properties. Remaining risk rated 2 and 3 loans have a general CECL reserve of 0.9% of UPB. 96% of total CECL reserves on UPB relates to watchlist loans. Risk Rated 5 Loans Risk Rated 4 Loans Risk Rated 2 - 3 Loans Total CECL Reserves (on UPB of Risk Rated 2 – 5 Loans) General CECL Reserves (on UPB of Risk Rated 2 - 4 Loans) $398.9 million $2.76 per share 11.4% of UPB $50.1 million $0.35 per share 2.3% of UPB

$ amounts in millions Number of Loans UPB Carrying Value 4 Specific CECL Reserve Specific CECL Reserve (% of UPB) Multifamily (CA / CO / TX) 3 $711.6 $488.0 $222.9 31.3% Office (CA / GA) 3 $404.0 $317.9 $85.4 21.1% Land (VA) 1 $157.6 $120.1 $37.5 23.8% Other 17 (Other) 1 $1.6 $1.6 $- -% Total (after Q2 ‘26 QTD resolutions) 8 $1,274.8 $927.6 $345.8 27.1% REO Multifamily (TX) 1 $25.4 $22.4 $3.0 11.8% Total (At March 31, 2026) 9 $1,300.2 $950.0 $348.8 26.8% Risk Rated 5 Loan Summary Risk rated 5 loans of $950 million, net of specific CECL reserves of 26.8% of UPB, are primarily secured by multifamily, office and land properties. Subsequent to quarter-end, resolved one loan through a mortgage foreclosure. We seek to resolve these loans through a variety of means including foreclosures, sales, and discounted repayments. See Endnotes in the Appendix. Totals may not foot due to rounding.

Real Estate Owned

CMTG | CLAROS MORTGAGE TRUST

- At quarter-end, REO asset carrying value of $780.2 million, net equity of $312.9 million; **$174.6 million is unencumbered**.
- Subsequent to quarter-end, entered into a binding agreement to sell a portion of Multifamily 3 REO for a gross sales price of $48.0 million; relative carrying value at quarter-end of $46.8 million.

				Multifamily Properties [A]					
($ amounts in millions, except asset basis)	**Hotel Portfolio**	**Mixed-use Property**	**Land Parcel**	**Multifamily 1**	**Multifamily 2**	**Multifamily 3 [B]**	**Multifamily 4**	**Multifamily 5**	**Multifamily 6 [C]** ***(Subsequent to Quarter-End)***
Acquisition Date	February 2021	June 2023	December 2025	May 2025	June 2025	July 2025	July 2025	January 2026	May 2026
Location	New York, NY	New York, NY	New York, NY	Phoenix, AZ	Henderson, NV	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX
Carrying Value [D, 8]	$319.5	$80.3	$94.3	$40.8	$75.4	$108.4	$24.4	$37.3	$22.4
Units / Keys / SF	1,087	31K *(Retail Only)*	373,270	206	376	239 & 316 *(555 Total)*	370	650	232
Asset Basis [D]	$293,902 / Key	$2,591 / SF	$253 / Buildable SF	$197,854 / Unit	$200,444 / Unit	$195,322 / Unit	$65,817 / Unit	$57,330 / Unit	$96,552 / Unit
Debt Outstanding [D]	$235.0	-	-	$32.6	$62.7	$74.4	$25.6	$37.2	$14.2
Net Equity [D]	$84.5	***$80.3***	***$94.3***	$8.2	$12.7	$34.0	($1.2)	$0.1	$8.2
Strategy	Continue to evaluate market conditions for eventual sale	Evaluating monetization	Evaluating monetization	Improve operating performance for eventual sale	Improve operating performance for eventual sale	***Binding agreement to sell 239-unit property***	Evaluating monetization	Evaluating monetization	Improve operating performance for eventual sale

Unencumbered REO

See Endnotes in the Appendix.
Totals may not foot due to rounding.
A. Assets are financed through a repurchase agreement and are cross collateralized.
B. Comprised of two multifamily properties which previously served as the collateral for one loan.
C. In May 2026, we acquired legal title to the underlying collateral asset through a mortgage foreclosure. Carrying value reflects loan receivable carrying value net of specific CECL reserve as of March 31, 2026.
D. Values as of March 31, 2026, unless otherwise noted.

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2026 EARNINGS SUPPLEMENT PAGE 8

At quarter-end, total liquidity of $132 million; at May 5, 2026, total liquidity of $116 million. 7 During the quarter, net financings outstanding decreased by $489 million, including $142 million of deleveraging payments (of which $56 million related to the refinancing of our secured term loan). Liquidity Overview 12/31/25 3/31/26 5/5/26 Total Available Liquidity 7 ($ amounts in millions) Cash and Cash Equivalents Approved and Undrawn Credit Capacity 7 See Endnotes in the Appendix.

During the quarter: Closed a new $500 million secured term loan maturing in 2030; proceeds used to fully retire prior secured term loan with a UPB of $556 million. Net financings outstanding decreased by $489 million, including $142 million of deleveraging payments. Financing Activity $(489) Net Change in UPB Q1 2026 – Financing Activity ($ amounts in millions) UPB 12/31/25 Advances Repayments UPB 3/31/26 Totals may not foot due to rounding. A. At March 31, 2026, we have no notes payable. $3,156 $2,667 Repurchase agreements and term participation facility Notes payable A Debt related to real estate owned hotel portfolio Secured term loan Portion of repurchase agreements secured by multifamily REO assets $2,188 $177 $235 $556 $500 $11 $556 $177 $267 $1,932 $235 $500 $195 $233

Financing Mix and Leverage Total financing capacity of $4.4 billion, decrease from $5.2 billion at December 31, 2025. Total financing UPB of $2.7 billion, decrease from $3.2 billion at December 31, 2025. Unused capacity of $1.7 billion, decrease from $2.0 billion at December 31, 2025. Net debt / equity ratio of 1.7x, decrease from 1.9x from December 31, 2025. 10, 14 Total leverage ratio of 2.2x, decrease from 2.5x at December 31, 2025. 11, 14 $ amounts in millions Capacity UPB Weighted Average Spread 18 Repurchase agreements and term participation facility $3,638 $1,932 2.91% Debt related to real estate owned hotel portfolio $235 $235 3.18% Secured term loan $500 $500 6.75% Total as of March 31, 2026 $4,373 $2,667 3.65% Financing Balances and Weighted Average Spreads Leverage Ratios 10, 11, 14 See Endnotes in the Appendix.

Book Value per Share Roll-Forward $11.33 Adjusted BV per Share 14 $10.83 Adjusted BV per Share 14 Book Value 12/31/25 Distributable Loss Prior to Realized Losses 1, 14 Realized Losses and Non-Cash Items RSUs, Warrants, and Other Book Value 3/31/26 Totals may not foot due to rounding. $3.73 $10.69

Financial Overview Key Financial Metrics Q1 2026 Q4 2025 Q3 2025 Q2 2025 Q1 2025 2025 GAAP Net Loss ($MM) Per Share $ (54.3) $ (0.39) $ (219.2) $ (1.56) $ (9.5) $ (0.07) $ (181.7) $ (1.30) $ (78.6) $ (0.56) $ (489.1) $ (3.49) Distributable Loss ($MM) 1, 14 Per Share $ (75.2) $ (0.52) $ (101.7) $ (0.71) $ (21.5) $ (0.15) $ (110.1) $ (0.77) $ (35.7) $ (0.25) $ (269.0) $ (1.88) Distributable (Loss) Earnings prior to realized gains and losses ($MM) 1, 14 Per Share $ (7.5) $ (0.05) $ 2.9 $ 0.02 $ 5.9 $ 0.04 $ 14.8 $ 0.10 $ 11.6 $ 0.08 $ 35.2 $ 0.24 Book Value ($MM) Per Share Adjusted Book Value per Share 14, 19 $ 1,492.8 $ 10.33 $ 10.83 $ 1,531.9 $ 10.69 $ 11.33 $ 1,748.8 $ 12.24 $ 13.28 $ 1,757.0 $ 12.27 $ 13.27 $ 1,934.6 $ 13.60 $ 14.64 Net Debt / Equity Ratio 10, 14 Total Leverage Ratio 11, 14 1.7x 2.2x 1.9x 2.5x 1.9x 2.4x 2.2x 2.6x 2.4x 2.8x During the quarter, GAAP net loss of $54.3 million, or $0.39 per share; distributable loss of $75.2 million, or $0.52 per share; and distributable loss prior to realized losses of $7.5 million, or $0.05 per share 1, 14 See Endnotes in the Appendix. Totals may not foot due to rounding.

Appendix A The properties above are not representative of all transactions.

Watchlist Loans

CMTG Watchlist Loan Summary as of March 31, 2026 *($ amounts in millions, except loan basis)*

Loan [3, 12]	Carrying Value [4]	Unpaid Principal Balance	Loan Commitment [13]	Origination Date	Property Type	Location	Loan Basis (Commitment/CV) [A]	Risk Rating
Loan 1	300.0	402.3	405.0	12/16/2021	Multifamily	CA	$1,204,819 / Unit	5
Loan 2	190.8	225.7	319.9	9/26/2019	Office	GA	$172 / SF	5
Loan 6	98.0	170.0	170.0	1/14/2022	Multifamily	CO	$215,385 / Unit	5
Loan 7	120.1	157.6	157.6	1/9/2018	Land	VA	$140 / SF	5
Loan 9	90.0	139.2	151.7	4/26/2022	Multifamily	TX	$86,789 / Unit	5
Loan 16	87.9	111.5	123.9	2/13/2020	Office	CA	$421 / SF	5
Loan 24	39.2	66.6	80.0	8/27/2021	Office	GA	$112 / SF	5
Loan 27 [B]	*22.4*	*25.4*	*28.5*	*2/17/2022*	*Multifamily*	*TX*	*$96,552 / Unit*	*5*
Loan 28	1.6	1.6	1.6	7/1/2019	Other	Other	n/a	5
Loan 8	155.0	155.0	160.0	9/8/2022	Multifamily	AZ	$484,848 / Unit	4
Loan 11	126.5	126.5	126.5	6/17/2022	Multifamily	TX	$135,294 / Unit	4
Loan 19	91.1	91.5	93.3	8/2/2021	Office	CA	$279 / SF	4
Loan 21	78.5	78.5	115.3	8/1/2022	Hospitality	NY	$341,197 / Key	4

Loan resolved after quarter-end

A. For risk rated 5 loans, based on carrying value net of specific CECL reserves. For risk rated 4 loans, based on whole loan commitment value.
B. Loan resolved after quarter-end. See pages 2 and 7 for further detail.

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2026 EARNINGS SUPPLEMENT

PAGE 15

Portfolio Details

CMTG CLAROS MORTGAGE TRUST

CMTG Portfolio Details by Unpaid Principal Balance as of March 31, 2026 *($ amounts in millions)*

Loan [3, 12]	Carrying Value [4]	Unpaid Principal Balance	Loan Commitment [13]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Loan 1	300.0	402.3	405.0	12/16/2021	Multifamily	CA	Senior	-	5
Loan 2	190.8	225.7	319.9	9/26/2019	Office	GA	Senior	-	5
Loan 3	224.5	225.1	224.8	6/30/2022	Hospitality	CA	Senior	-	3
Loan 4	220.4	219.0	219.0	7/12/2018	Hospitality	NY	Senior	-	3
Loan 5	179.8	179.8	187.5	4/14/2022	Multifamily	MI	Senior	-	3
Loan 6	98.0	170.0	170.0	1/14/2022	Multifamily	CO	Senior	-	5
Loan 7	120.1	157.6	157.6	1/9/2018	Land	VA	Senior	-	5
Loan 8	155.0	155.0	160.0	9/8/2022	Multifamily	AZ	Senior	-	4
Loan 9	90.0	139.2	151.7	4/26/2022	Multifamily	TX	Senior	-	5
Loan 10	129.8	130.0	130.0	12/10/2021	Multifamily	VA	Senior	-	2
Loan 11	126.5	126.5	126.5	6/17/2022	Multifamily	TX	Senior	-	4
Loan 12	125.0	125.0	125.0	12/9/2021	Office	IL	Subordinate	-	3
Loan 13	118.0	118.1	124.2	11/4/2022	Mixed-use	MA	Senior	Y	3
Loan 14	115.0	115.5	117.3	4/29/2019	Mixed-use	NY	Senior	-	3
Loan 15	113.8	113.5	113.5	7/20/2021	Multifamily	IL	Senior	-	3
Loan 16	87.9	111.5	123.9	2/13/2020	Office	CA	Senior	-	5
Loan 17	109.5	109.6	109.6	12/21/2022	Multifamily	WA	Senior	-	3
Loan 18	101.8	102.4	104.5	7/30/2024	Retail	NJ	Senior	-	3
Loan 19	91.1	91.5	93.3	8/2/2021	Office	CA	Senior	-	4
Loan 20	86.0	86.0	86.0	12/15/2021	Mixed-use	TN	Senior	-	3

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2026 EARNINGS SUPPLEMENT PAGE 16

Portfolio Details CMTG Portfolio Details by Unpaid Principal Balance as of March 31, 2026 ($ amounts in millions)         Loan 3, 12 Carrying Value 4 Unpaid Principal Balance Loan Commitment 13 Origination Date Property Type Location Loan Type Construction Risk Rating Loan 21 A 78.5 78.5 115.3 8/1/2022 Hospitality NY Senior Y 4 Loan 22 75.6 75.6 75.6 7/27/2022 Multifamily UT Senior - 3 Loan 23 68.6 68.7 73.7 1/19/2022 Hospitality TN Senior - 3 Loan 24 39.2 66.6 80.0 8/27/2021 Office GA Senior - 5 Loan 25 50.0 50.0 50.0 4/5/2019 Retail NY Senior - 3 Loan 26 36.3 36.3 36.3 4/5/2019 Other Other Senior - 3 Loan 27 B 22.4 25.4 28.5 2/17/2022 Multifamily TX Senior - 5 Loan 28 1.6 1.6 1.6 7/1/2019 Other Other Senior - 5 Total / Wtd. Avg. 3, 12 $3,155.2 $3,506.0 $3,710.3         6% 5   Investment in unconsolidated joint venture A $42.2 Real Estate Owned, net – Hotel Portfolio 8 319.5 Real Estate Owned, net – Mixed-use 8 80.3 Real Estate Owned, net - Multifamily 8 286.1 Real Estate Owned, net – Land Parcel 94.3 Non-Loan Investment Total $822.4 Portfolio Total $3,977.6 See Endnotes in the Appendix. Totals may not foot due to rounding. A. Comprised of loans secured by the same property. B. Loan resolved after quarter-end. See pages 2 and 7 for further detail.

Consolidated Balance Sheets As of March 31, 2026 and December 31, 2025 ($ amounts in thousands) March 31, 2026 December 31, 2025 Assets Cash and cash equivalents $ 116,782 $ 173,186 Restricted cash 13,662 17,599 Loans receivable held-for-investment 3,504,010 4,054,152 Less: current expected credit loss reserve   (396,433)   (438,751) Loans receivable held-for-investment, net 3,107,577 3,615,401 Equity method investment 42,158 42,196 Real estate owned held-for-investment, net 764,763 730,005 Other assets 119,456 143,372 Total assets $ 4,164,398 $ 4,721,759 Liabilities and Equity Repurchase agreements $ 1,593,114 $ 1,857,614 Term participation facility 339,160 329,452 Notes payable, net - 177,522 Secured term loan, net 465,577 549,447 Debt related to real estate owned hotel portfolio, net 231,699 230,992 Other liabilities 34,653 37,063 Management fee payable - affiliate 7,347 7,774 Total liabilities 2,671,550 3,189,864 Equity Common stock 1,402 1,402 Additional paid-in capital 2,768,131 2,752,884 Accumulated deficit (1,276,685) (1,222,391) Total equity   1,492,848   1,531,895 Total liabilities and equity $ 4,164,398 $ 4,721,759

Consolidated Statements of Operations For the Three Months Ended March 31, 2026 and December 31, 2025 Three Months Ended Three Months Ended ($ amounts in thousands, except share and per share data) March 31, 2026 December 31, 2025 Revenue Interest and related income $ 58,999 $ 74,427 Less: interest and related expense   50,894   61,929 Net interest income   8,105   12,498 Revenue from real estate owned 21,414 34,249 Total net revenue   29,519   46,747 Expenses Management fees - affiliate 7,347 7,774 General and administrative expenses 3,212 5,869 Stock-based compensation expense 2,317 2,242 Real Estate Owned: Operating expenses 18,054 21,375 Interest expense 9,176 9,026 Depreciation and amortization   6,399   5,731 Total expenses   46,505   52,017 Loss on partial sales of real estate owned - (1,382) Loss from equity method investment (38) (31) Loss on extinguishment of debt (5,898) (847) Provision for current expected credit loss reserve (31,372) (211,681) Net loss $ (54,294) $ (219,211) Net loss per share of common stock: Basic and diluted $ (0.39) $ (1.56) Weighted-average shares of common stock outstanding: Basic and diluted   140,456,493   140,439,492

Reconciliation of GAAP Net Loss to Distributable Loss

CMTG CLAROS MORTGAGE TRUST

Distributable Loss Reconciliation	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	2025
($ amounts in thousands, except share and per share data)						
Net loss	**$ (54,294)**	**$ (219,211)**	**$ (9,528)**	**$ (181,707)**	**$ (78,623)**	**$ (489,069)**
Adjustments:						
Non-cash stock-based compensation expense	2,317	2,242	2,061	4,762	5,074	14,139
Provision for current expected credit loss reserve	31,372	211,681	24,234	189,489	41,123	466,527
Depreciation and amortization expense	6,399	5,731	3,740	845	438	10,754
Amortization of above and below market lease values, net	258	258	258	334	354	1,204
Amortization of discount on secured term loan	569	-	-	-	-	-
Unrealized loss on interest rate cap	-	-	71	-	-	71
Loss on extinguishment of debt	5,898	847	-	-	547	1,394
Valuation adjustment for loan receivable held-for-sale	-	-	-	(827)	42,594	41,767
Valuation adjustment for real estate owned held-for-sale	-	-	(12,980)	313	49	(12,618)
Loss (gain) on partial sale of real estate owned	-	1,382	(2,006)	1,640	-	1,016
Distributable (Loss) Earnings prior to realized gains and losses	**(7,481)**	**2,930**	**5,850**	**14,849**	**11,556**	**35,185**
Loss on extinguishment of debt	(5,898)	(847)	-	-	(547)	(1,394)
Principal charge-offs [A]	(61,861)	(102,222)	(42,325)	(120,817)	(46,653)	(312,017)
Valuation adjustment for real estate owned held-for-sale	-	-	12,980	(313)	(49)	12,618
(Loss) gain on partial sale of real estate owned	-	(1,382)	2,006	(1,640)	-	(1,016)
Previously recognized depreciation and amortization on partial real estate owned sold[B]	-	(142)	(58)	(2,140)	-	(2,340)
Distributable Loss	**$ (75,240)**	**$ (101,663)**	**$ (21,547)**	**$ (110,061)**	**$ (35,693)**	**$ (268,964)**
Weighted average diluted shares - Distributable Loss	143,460,120	142,956,410	143,082,634	142,922,632	142,192,694	142,791,490
Diluted Distributable (Loss) Earnings per share prior to realized gains and losses	**$ (0.05)**	**$ 0.02**	**$ 0.04**	**$ 0.10**	**$ 0.08**	**$ 0.24**
Diluted Distributable Loss per share	**$ (0.52)**	**$ (0.71)**	**$ (0.15)**	**$ (0.77)**	**$ (0.25)**	**$ (1.88)**

Totals may not foot or cross-foot due to rounding. Refer to page 22 for definition of Distributable Earnings (Loss).

A. For the three months ended March 31, 2026, amount includes a $12.9 million charge-off of accrued interest receivable and a $0.3 million charge-off of an exit fee related to the sale of a hospitality loan in March 2026. For the three months ended December 31, 2025, amount includes a $16.9 million charge-off of accrued interest receivable related to the foreclosure on a land parcel in December 2025 and the mortgage foreclosure of a multifamily property in January 2026. For the three months ended June 30, 2025, amount includes a $2.9 million charge-off of accrued interest receivable related to the mortgage foreclosures on multifamily properties in July 2025. For the three months ended March 31, 2025, amount includes a $3.5 million charge-off of accrued interest receivable and a $0.5 million charge-off of an exit fee related to the discounted payoff of a land loan.

B. Reflects previously recognized depreciation and amortization on the portions of our mixed-use real estate owned asset that were sold during the year ended December 31, 2025. Amounts not previously recognized in Distributable Earnings (Loss).

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2026 EARNINGS SUPPLEMENT PAGE 20

Adjusted Book Value per share, Net Debt-to-Equity and Total Leverage Calculations

CMTG CLAROS MORTGAGE TRUST

Book Value per share Reconciliation	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
($ amounts in thousands, except for per share data)				
Total Equity	$ 1,492,848	$ 1,531,895	$ 1,748,811	$ 1,757,030
Number of shares of common stock outstanding and RSUs[A]	144,487,311	143,285,119	142,933,527	143,188,717
Book Value per share	$ 10.33	$ 10.69	$ 12.24	$ 12.27
Add back: accumulated depreciation and amortization on real estate owned and related lease intangibles	0.15	0.10	0.06	0.03
Add back: general CECL reserve	0.35	0.54	0.98	0.97
Adjusted Book Value per share[14]	$ 10.83	$ 11.33	$ 13.28	$ 13.27

Net Debt-to-Equity and Total Leverage Reconciliation	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
($ amounts in thousands)				
Asset specific debt	$ 2,163,973	$ 2,595,580	$ 2,938,222	$ 3,311,106
Secured term loan, net	465,577	549,447	707,678	708,378
Total debt	2,692,550	3,145,027	3,645,900	4,019,484
Less: cash and cash equivalents	(116,782)	(173,186)	(339,518)	(209,204)
Net Debt	$ 2,512,768	$ 2,971,841	$ 3,306,382	$ 3,810,280
Total Equity	$ 1,492,848	$ 1,531,895	$ 1,748,811	$ 1,757,030
Net Debt-to-Equity Ratio[10, 14]	1.7x	1.9x	1.9x	2.2x
Non-consolidated senior loans	$ 830,000	$ 830,000	$ 830,000	$ 830,000
Total Leverage	$ 3,342,768	$ 3,801,841	$ 4,136,382	$ 4,640,280
Total Leverage Ratio[11, 14]	2.2x	2.5x	2.4x	2.6x

See Endnotes in the Appendix.

A. As of March 31, 2026, amount excludes 7,542,227 warrants outstanding as the exercise price of $4.00 per share exceeded the closing share price of our common stock.

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2026 EARNINGS SUPPLEMENT PAGE 21

Important Notices The information herein generally speaks as of the date hereof or such earlier date referred to on specific pages herein. In furnishing this document, Claros Mortgage Trust, Inc. and its consolidated subsidiaries (the “Company” or “CMTG”) do not undertake to update the information herein. No legal commitment or obligation shall arise by the provision of this presentation. All financial information is provided for general reference purposes only and is superseded by, and is qualified in its entirety by reference to, CMTG’s financial statements. No Offer or Solicitation This document does not constitute (i) an offer to sell or a solicitation of an offer to purchase any securities in CMTG, (ii) a means by which any other investment may be offered or sold or (iii) advice or an expression of our view as to whether an investment in CMTG is suitable for any person. Portfolio Metrics; Basis of Accounting The performance information set forth in this document has generally been prepared on the basis of generally accepted accounting principles in the United States (U.S. GAAP). The basis on which CMTG’s operating metrics are presented in this document may vary from other reports or documents that CMTG prepares from time to time for internal or external use. Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) are non-GAAP measures used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Net Debt / Equity Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Total Leverage Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned held-for-investment depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of the Company’s Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings (Loss) prior to realized gains and losses, which such gains and losses include charge-offs of principal, accrued interest receivable, and/or exit fees, as the Company believes this more easily allows the Board, Manager, and investors to compare the Company’s operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, the Company uses Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees the Company pays our Manager. The Company believes that Distributable Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses provide meaningful information to consider in addition to net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of cash flows from operating activities, a measure of liquidity or an indication of funds available for cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses reported by other companies. In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings (Loss) prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings (loss) prior to realized gains and losses are key factors, among others, considered by the Company’s Board in determining the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses are also useful to investors. While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, charge-offs of principal, accrued interest receivable, and/or exit fees are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, when we acquire title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure, or when the loan is sold or anticipated to be sold for an amount less than its carrying value), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible. In determining Distributable Earnings (Loss) per share and Distributable Earnings per share prior to realized gains and losses, the dilutive effects of unvested RSUs and warrants outstanding are considered. The weighted average diluted shares outstanding used for Distributable Earnings (Loss) and Distributable Earnings per share prior to realized gains and losses have been adjusted from weighted average diluted shares under GAAP to include weighted average unvested RSUs and warrants outstanding, if the exercise price of the warrants outstanding exceeds the average share price of our common stock during such period.

Important Notices (cont’d) Adjusted Book Value Per Share Adjusted Book Value per Share is a non-GAAP financial measure. We believe that presenting book value per share adjusted for our general current expected credit loss reserve and accumulated depreciation and amortization on our real estate owned held-for-investment is useful for investors as it enhances the comparability to our peers who may not hold real estate investments. Further, we believe that our investors and lenders consider book value excluding these items as an important metric related to our overall capitalization. Determinations of Loan-to-Value / Loan-to-Cost Adjusted LTV represents “loan-to-value” or “loan-to-cost” upon origination and updated only in connection with a partial loan paydown and/or release of collateral, material changes to expected project costs, the receipt of a new appraisal (typically in connection with financing or refinancing activity) or a change in our loan commitment. LTV determined upon origination is calculated as our total loan commitment upon origination, as if fully funded, plus any financings that are pari passu with or senior to our loan, divided by our estimate of either (1) the value of the underlying real estate, determined in accordance with our underwriting process (typically consistent with, if not less than, the value set forth in a third-party appraisal) or (2) the borrower’s projected, fully funded cost basis in the asset, in each case as we deem appropriate for the relevant loan and other loans with similar characteristics. Adjusted LTV, origination LTV, underwritten values, and/or project costs should not be assumed to reflect our judgment of current market values or project costs, which may have changed materially since the date of the most recent determination of LTV. Weighted average adjusted LTV is based on loan commitment, including non-consolidated senior interests and pari passu interests, and includes risk rated 5 loans. Loans with specific CECL reserves are reflected as 100% LTV.

Important Notices (cont’d) Forward-Looking Statements This document and oral statements made in connection therewith contain forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements express CMTG’s views regarding future plans and expectations. They include statements that include words such as “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “plan,” “intend” and similar words or expressions. Forward-looking statements in this presentation include, but are not limited to, statements regarding future operations, business strategy, cash flows, income, costs, expenses, liabilities and profits of CMTG. These statements are based on numerous assumptions and are subject to risks, uncertainties or change in circumstances that are difficult to predict or quantify. Actual future results may vary materially from those expressed or implied in these forward-looking statements, and CMTG’s business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected by numerous factors, including such known and unknown risks and uncertainties. As a result, forward-looking statements should be understood to be only predictions and statements of our current beliefs, and are not guarantees of performance. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; changes in interest rates and their impact on our borrowers and on the availability and cost of our financing; our projected operating results; defaults by borrowers in paying debt service on outstanding loans; anticipated timing, amount, and pace of resolutions of our investments; the timing of cash flows, if any, from our investments; our ability to maintain levels of liquidity that meet or exceed our liquidity needs; the state of and uncertainty surrounding the U.S. and global economy generally or in specific geographic regions; reduced demand for office, multifamily or retail space, including as a result of the increase in remote and/or hybrid work trends which allow work from remote locations other than the employer’s office premises; governmental actions and initiatives and changes to government regulations and policies, including changes in monetary policy; the amount of commercial mortgage loans requiring refinancing; our ability to obtain and maintain financing arrangements on attractive terms, or at all; our ability to maintain compliance with covenants under our financing arrangements; current and prospective financing costs and advance rates for our existing and target assets; our expected leverage; general volatility of the capital markets and the markets in which we may invest and in which our borrowers; the state of the regional, national, and global banking systems; the return on or impact of current and future investments, including our loan portfolio and real estate owned assets; allocation of investment opportunities to us by our Manager and our Sponsor; changes in the markets in which we and our borrowers operate and the impacts thereof; changes in the market value of our investments and collateral underlying our investments; The effects of hedging instruments on our existing and target assets; rates of default, decreased recovery rates, and/or increased loss severity rates on our existing and target assets and related impairment charges, including as these relate to our real estate owned assets; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax laws and rates, and similar matters (including the interpretation thereof); our ability to maintain our qualification as a real estate investment trust; our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended; the availability and attractiveness of investment opportunities we are able to originate in our target assets; the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy; the availability of qualified personnel from our Sponsor and its affiliates, including our Manager; estimates relating to our ability to pay or resume paying dividends to our stockholders in the future; our understanding of our competition; impact of increased competition on projected returns; the risk of securities class action litigation or stockholder activism; geopolitical or economic conditions or uncertainty, which may include military conflicts and activities (including the military conflicts between Russia and Ukraine, Israel and Hamas, and elsewhere throughout the Middle East, North Africa, and South America more broadly), tensions involving Russia, China, and Iran, political instability, social unrest, civil disturbances, terrorism, natural disasters and pandemics; and market trends in our industry, interest rates, real estate values, the debt markets generally, the CRE debt market or the general economy. The forward-looking statements are based on CMTG’s beliefs, assumptions and expectations of CMTG’s future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to CMTG. If a change occurs, CMTG’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for CMTG to predict those events or how they may affect CMTG. Except as required by law, CMTG is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Endnotes

CMTG CLAROS MORTGAGE TRUST

1. Refer to page 20 for a reconciliation of net income (loss) to distributable earnings (loss) and distributable earnings (loss) prior to realized gains and losses.
2. Refer to page 2 for further discussion of loan resolution activity. Amount based on unpaid principal balance prior to principal charge-offs, if any.
3. Excludes our real estate owned (REO) assets, unless otherwise noted.
4. Based on carrying value net of specific CECL reserves; excludes loans held-for-sale if applicable.
5. Based on total loan commitments.
6. Senior loans include senior mortgages and similar credit quality loans, including related contiguous subordinate loans (if any), and pari passu participations in senior mortgage loans.
7. Total liquidity includes cash and approved and undrawn credit capacity based on existing collateral.
8. Carrying value includes lease related intangible assets and liabilities, if applicable, included in other assets and other liabilities on the consolidated balance sheets, and is net of related accumulated depreciation and amortization.
9. At March 31, 2026, we had unfunded loan commitments of $204 million and $91 million of in-place financings to fund our remaining unfunded loan commitments, excluding $15 million of approved and undrawn credit capacity based on existing collateral. Of our unfunded loan commitments, conditions to funding may not be met by our borrowers and portions of our unfunded loan commitments may not become eligible to be or expected to be drawn on (relating to loans on non-accrual status, loans in maturity default, loans risk rated 5 and/or delinquent loans) resulting in net unfunded loan commitments of $5 million.
10. Net Debt / Equity Ratio is a non-GAAP measure and is calculated as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Refer to page 21 for a reconciliation of Net Debt / Equity Ratio. For further information, please refer to Item 7 (MD&A) of our Form 10-Ks and/or Item 2 (MD&A) of our Form 10-Qs.
11. Total Leverage Ratio is a non-GAAP measure and is calculated as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Refer to page 21 for a reconciliation of Total Leverage Ratio. For further information, please refer to Item 7 (MD&A) of our Form 10-Ks and/or Item 2 (MD&A) of our Form 10-Qs.
12. Excludes loans receivable held-for-sale, if any.
13. Loan commitment represents principal outstanding plus remaining unfunded loan commitments.
14. See Important Notices beginning on page 22 for additional information on this metric.
15. All-in yield represents the weighted average annualized yield to initial maturity of each loan held-for-investment, inclusive of coupon and contractual fees, based on the applicable floating benchmark rate/floors (if applicable), in place as of March 31, 2026. For loans placed on non-accrual, the annualized yield to initial maturity used in calculating the weighted average annualized yield to initial maturity is 0%.
16. At March 31, 2026, mixed-use consists of 3% office, 2% life science, 2% hospitality, 2% multifamily, and 1% retail. Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances.
17. Reflects loan for which no specific reserve is recorded as amounts deemed uncollectible have been charged-off as of March 31, 2026.
18. Weighted average spread excludes SOFR floors and is based upon unpaid principal balance.
19. See page 12 and 21 for book value bridge.
20. Includes CECL reserves on unfunded loan commitments. Such reserves are included within other liabilities on the consolidated balance sheet.

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